Exhibit 99.1

Red Robin Gourmet Burgers Reports Preliminary Results For the Fourth

Quarter and Full Year of 2004

Management to Present at the Seventh Annual ICR XChange Conference

Greenwood Village, CO — (BUSINESS WIRE) – January 12, 2005 – Red Robin Gourmet Burgers, Inc. (Nasdaq: RRGB), a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens, today reported preliminary results for the fourth quarter and fiscal year ended December 26, 2004.

Management currently expects revenues for the 4th quarter of 2004 of $98.9 million, compared to its previous revenue forecast of $97 to $98 million. The Company experienced an increase in comparable restaurant sales during the quarter of 6.7% compared to the fourth quarter of 2003.

The Company now expects diluted earnings per share to be in the range of $0.33 to $0.34 for the fourth quarter, compared to the Company’s previous forecast of approximately $0.35 to $0.36 per diluted share. The difference is attributable in part to higher than anticipated food costs for tomatoes and expenses associated with Sarbanes-Oxley compliance. The Company also recognized additional rent expense of approximately $150,000, or $0.01 per share after tax, to reflect a one-time cumulative charge for an adjustment to straight-line rent expense.

For full year fiscal 2004, the Company expects total revenues of approximately $409 million and net income of $1.47 to $1.48 per diluted share. Comparable restaurant sales increased 7.5% in 2004 compared to 2003.

The Company opened seven restaurants in the fourth quarter, bringing the total restaurants opened in fiscal 2004 to 22. The Company’s franchisees opened two restaurants in the fourth quarter and 17 restaurants in fiscal 2004.

The Company will be presenting at the Seventh Annual ICR XChange Conference on Friday, January 14, 2005 in Carlsbad, CA. The Red Robin Gourmet Burgers, Inc. investor presentation will be webcast live at 9:20 A.M. Pacific Time at www.redrobin.com.

The Company is currently scheduled to report fourth quarter earnings and host a conference call on February 14, 2005. At that time the Company will also address earnings guidance for the first quarter and fiscal 2005.

About Red Robin Gourmet Burgers

Red Robin Gourmet Burgers (www.redrobin.com) is a casual dining restaurant chain that serves an imaginative selection of high quality gourmet burgers to America’s families, particularly women, teens and tweens. Red Robin serves gourmet burgers in a variety of recipes with bottomless fries, as well as many other items including salads, soups, appetizers, entrees, desserts, and its signature Mad Mixology® specialty beverages. There are more than 250 Red Robin locations across the United States and Canada, including both company-owned locations and those operated under franchise or license agreements.

Forward-Looking Statements

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof and we assume no obligation to update such forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to achieve and manage our planned expansion; our ability to raise capital in the future; the ability of our franchisees to open and manage new restaurants; our franchisees’ adherence to our practices, policies and procedures; changes in the availability and cost of food; potential fluctuation in our quarterly operating results due to seasonality and other factors; the continued service of key management personnel; the concentration of our restaurants in the Western United States; our ability to protect our name and logo and other proprietary information; changes in consumer preferences, general economic conditions or consumer discretionary spending; health concerns about our food products and food preparation; our ability to attract, motivate and retain qualified team members; the impact of federal, state or local government regulations relating to our team members or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in the restaurant industry; cost and availability of capital; our ability to comply with the Section 404 of the Sarbanes-Oxley Act; additional costs associated with compliance and corporate governance, including the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in SEC reports filed by Red Robin.

For further information contact:

Don Duffy

Integrated Corporate Relations

203-682-8200